Exhibit 10.10


March 31, 2004

Mr. David A. Barclay
Senior Vice President and General Counsel
Republic Services, Inc.
110 SE 6th Street - 28th Floor
Fort Lauderdale, FL 33301

Regarding:  Promissory Note Dated May 6, 2003 to Republic Services of Georgia,
            Limited Partnership ("RSLP"), a Delaware limited partnership (as successor to United Waste Service, Inc.)

Dear David:

Pursuant to a discussion between Bob Davis and Tod Holmes and at the request of Mr. Holmes, we seek to confirm your agreement that RSLP hereby agrees to waive any and all defaults which may now exist as a result of GreenMan's failure to timely make such payments due under the above referenced promissory note prior to June 30, 2004.

David, if you are in agreement with the above, please acknowledge your agreement below and forward this letter back to my attention.

Sincerely,


/s/ Charles E. Coppa                   /s/ David A.Barclay
--------------------                   -------------------
Charles E. Coppa                       Agreed,
Chief Financial Officer                Mr. David A. Barclay
                                       Senior Vice President and General Counsel